UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported)  August 8, 2005

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On August 8, 2005, Horizon Offshore, Inc. (the "Company") entered into a First Amendment to Financing Agreement (the "Amendment"), dated and effective as of July 29, 2005, by and among the Company, each subsidiary of the Company listed as a Borrower on the signature pages thereto, each subsidiary of the Company listed as a Guarantor on the signature pages thereto, the investors listed on the signature pages thereto, and Manchester Securities Corp., as collateral agent and administrative agent for the Lenders.

The Amendment, among other things, (i) provides that certain Term Loan A Lenders will forbear monthly installments of principal due to them for the period from August 1, 2005 through July 31, 2006, and (ii) provides specific terms for voluntary prepayment of principal to those certain Term Loan A Lenders referenced in (i) above. The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	10.1	First Amendment To Financing Agreement, dated as of the 29th day of July, 2005, by and among Horizon Offshore, Inc., each subsidiary of the Parent listed as a Borrower on the signature pages thereto, each subsidiary of the Parent listed as a Guarantor on the signature pages thereto, the investors listed on the signature pages thereto, and Manchester Securities Corp., as collateral agent and administrative agent for the Lenders.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp President and Chief Executive Officer

Dated:    August 8, 2005